UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02, 333-167413 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On January 1, 2011, pursuant to an internal reorganization, the servicing functions performed by DFS Services LLC (“DFS”) for Discover Bank as master servicer for Discover Card Master Trust I were moved to two wholly-owned subsidiaries of Discover Bank: Discover Products Inc. (“DPI”) and DB Servicing Corporation (“DBSC”). DPI already performed certain servicing functions pursuant to a Servicing Agreement, dated as of January 1, 2007, between Discover Products Inc. and Discover Bank (the “2007 DPI Agreement”).

In connection with this reorganization of the servicing functions, Discover Bank entered into two new Services Agreements, each dated as of January 1, 2011, the first between DBSC and Discover Bank (the “DBSC Agreement”) and the second between DPI and Discover Bank (the “DPI Agreement”). The DBSC Agreement sets forth the terms and conditions by which DBSC has agreed to perform certain services for or on behalf of Discover Bank related to business management in support of Discover Bank business lines, customer services, collections, credit risk and other support services, which facilitate the servicing and operation of Discover Card accounts. The DPI Agreement sets forth the terms and conditions by which DPI has agreed to perform certain services for or on behalf of Discover Bank related to marketing, credit risk, customer services, collections, business technology and corporate support services, which facilitate the servicing and operation of Discover Card accounts. The DPI Agreement supersedes and replaces in its entirety the 2007 DPI Agreement. In connection with the reorganization, DFS has also assigned to DBSC all of the rights and obligations of DFS pursuant to a Services Agreement, dated as of September 30, 2008, between DFS and BancTec, Inc. (the “BancTec Agreement”). The BancTec Agreement sets forth the terms and conditions by which BancTec, Inc., a third party service provider, has agreed to perform certain check processing and related services.

The descriptions above are summaries of the DBSC Agreement and the DPI Agreement and are qualified in their entirety by the complete text of the DBSC Agreement and the DPI Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement

The Amended and Restated Servicing Agreement, dated as of January 1, 2007, between DFS and Discover Bank, as amended (the “2007 DFS Agreement”), was terminated effective as of January 1, 2011, as was the 2007 DPI Agreement. All servicing functions previously performed by DFS and DPI under the 2007 DFS Agreement and the 2007 DPI Agreement will be performed by DBSC and DPI under the agreements described in Item 1.01 and attached hereto as Exhibits 10.1 and 10.2.

Item 6.02	Change of Servicer or Trustee

As discussed in Item 1.01 above, DFS has ceased to be a servicer, and DBSC has commenced functioning as a servicer, as of January 1, 2011. Because the changes in servicers result from an internal corporate reorganization, Discover Bank does not anticipate that there will be material changes to the personnel, systems or procedures for servicing its securitized credit card receivables. Discover Bank continues to be ultimately responsible for the overall servicing function for Discover Card Master Trust I and Discover Card Execution Note Trust.

Item 9.01	Exhibit

Exhibit No.	Description
10.1	Services Agreement, dated as of January 1, 2011, by and between DB Servicing Corporation and Discover Bank.

10.2	Services Agreement, dated as of January 1, 2011, by and between Discover Products Inc. and Discover Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: January 6, 2011	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

Exhibit No.	Description
10.1	Services Agreement, dated as of January 1, 2011, by and between DB Servicing Corporation and Discover Bank.

10.2	Services Agreement, dated as of January 1, 2011, by and between Discover Products Inc. and Discover Bank.